EXHIBIT 4.4
                          SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of April 26, 2004, by and between CDEX, Inc., a Nevada corporation, with offices located at 1700 Rockville Pike, Suite 400, Rockville, Maryland 20852 (the "COMPANY"), and _____________ (the "BUYER").

         WHEREAS:

         A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT"); and

         B. The Company desires to issue and sell, and Buyer wishes to purchase, upon the terms and conditions set forth in this Agreement: (i) 10% convertible debentures of the Company, in the form attached hereto as EXHIBIT "A," in the aggregate principal amount of _______________ ($ ) (together with any debenture(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "DEBENTURES"), convertible into Class A Common Stock of the Company, par value $.005 (the "Common Stock") within six (6) months of the Closing Date at a price of $0.75 per share, upon the terms and subject to the limitations and conditions set forth in the Debentures and (ii) Common Stock Purchase Warrants, in the form attached hereto as EXHIBIT "B," to purchase up to ____________shares of Common Stock (the "WARRANTS") within twelve (12) months of the Closing Date at a price of $0.75 per share (and together with the Debentures, the "Securities"); and

         C. This Agreement, the Debentures and the Warrants are collectively termed the "Transaction Documents"; and

         NOW THEREFORE, the Company and the Buyer hereby agree as follows:

         1. PURCHASE AND SALE OF DEBENTURES AND WARRANTS

                            a.  PURCHASE  OF  DEBENTURES  AND  WARRANTS.  On the
Closing Date (as defined below), the Company shall (a) issue and sell to the Buyer and the Buyer agrees to purchase from the Company _______________ dollars ($ ) of Debentures (at a purchase price equal to the original principal amount thereof) and (b) issue to Buyer Warrants to purchase _________ shares of Common Stock.

                            b. FORM OF  PAYMENT.  On the Closing  Date,  (i) the
Buyer shall pay the purchase price for the Securities to be issued and sold to him at the Closing (as defined below) (the "PURCHASE PRICE") by wire transfer of immediately available funds (or as otherwise mutually agreed) to the Company, in accordance with the Company's written wiring instructions, against

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delivery of the  Securities,  and (ii) the Company shall deliver such Securities duly executed on behalf of the Company, to such Buyer, against delivery of such Purchase Price.

                            c. CLOSING  DATE.  Subject to the  satisfaction  (or
waiver) of the conditions set forth in Sections 5 and 6 below, the parties shall use their best efforts to cause the issuance and sale of the Securities pursuant to this Agreement on or before 5:00 p.m. Eastern Standard Time on April 26, 2004 (the "CLOSING DATE"). The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur on the Closing Date at the offices of Bondy & Schloss LLP, 60 East 42nd Street, 37th Floor, New York, New York 10165, or at such other location as may be agreed to by the parties.

         2. BUYER'S REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants to the Company solely as to such Buyer that:

                            a. INVESTMENT  PURPOSE.  As of the date hereof,  the
Buyer is purchasing the Debentures and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Debentures (including, without limitation, such additional shares of Common Stock, if any, as are issuable as a result of the events described in the Debenture (including without limitation
Section 1.6 of the Debenture), such shares of Common Stock being referred to herein as the "CONVERSION SHARES"), and the Warrants and the shares of Common Stock issuable upon exercise thereof (the "WARRANT SHARES") for Buyer's own account and not with a present view toward the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

                            b.  ACCREDITED  INVESTOR  STATUS.  The  Buyer  is an
"accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "ACCREDITED INVESTOR") for the reasons checked on Schedule 1 hereto.

                            c.  RELIANCE ON  EXEMPTIONS.  The Buyer  understands
that the Securities are being offered and sold to the Buyer in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

                            d. INFORMATION.  The Buyer and the Buyer's advisors,
if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or such advisors. The Buyer and any such advisors have been afforded the opportunity to ask questions of the Company. The Buyer agrees and acknowledges, however, that it has not been furnished any offering literature or prospectus concerning the Company other than this Agreement and, in making its decision to acquire the Securities hereunder, the Buyer has relied solely upon

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this  Agreement  and  independent  investigations  made by the Buyer.  The Buyer acknowledges that no representations or warranties have been made to the Buyer by the Company, or any officer, employee, agent or affiliate of the Company, except as contained in this Agreement. The Buyer understands that his investment in the Securities involves a significant degree of risk.

                            e. GOVERNMENTAL  REVIEW.  The Buyer understands that
no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                            f. TRANSFER OR RE-SALE.  The Buyer  understands that
(i) the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("RULE 144")) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, or (d) the Securities are sold pursuant to Rule 144; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                            g.   LEGENDS.   The  Buyer   understands   that  the
Debentures and the Warrants and, unless the Conversion Shares and Warrant Shares have been registered under the Securities Act of 1933 (as amended) or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the
Conversion Shares and Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is

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

         not required under said Act or unless sold pursuant to Rule 144 under said Act."


                            h.  AUTHORIZATION;  ENFORCEMENT.  The  Agreement has
been duly and validly authorized. It has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.

                            i.  RESIDENCY.  The  Buyer  is  a  resident  of  the
jurisdiction set forth immediately below such Buyer's name on the signature pages hereto.


         3.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.   The  Company
represents and warrants to Buyer that:

                            a. ORGANIZATION AND QUALIFICATION.  The Company is a
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

                            b. AUTHORIZATION;  ENFORCEMENT.  (i) The Company has
all requisite corporate power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Transaction Documents, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                            c.  CAPITALIZATION.   The  Company  has  reserved  a
sufficient number of shares of Common Stock as required for issuance upon conversion of the Debentures and exercise of the Warrants (subject to adjustment pursuant to the Company's covenant set forth in SECTION 4(f) below).

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

                            d.   ISSUANCE  OF  SHARES  OF  COMMON   STOCK.   The
Conversion Shares and Warrant Shares are (or shall be) duly authorized and reserved for issuance and, upon conversion of the Debentures and exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company.

                            e. ABSENCE OF LITIGATION.  There is no action, suit,
claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or its officers or directors in their capacity as such, that could have a Material Adverse Effect.

         4. COVENANTS.

                            a. BEST  EFFORTS.  The parties  shall use their best
efforts to satisfy timely each of the conditions described in Sections 5 and 6 of this Agreement.

                            b. FORM D; BLUE SKY LAWS.  The  Company  shall  take
such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer at the applicable closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification).

                            c.  USE OF  PROCEEDS.  The  Company  shall  use  the
proceeds from the sale of the Debentures and the Warrants for the development of its technologies to include compensation for engineering companies providing product development support and payment of component parts for the prototype products being developed and for such other general corporate purposes in connection therewith as it deems appropriate but shall not, however, directly or indirectly, use such proceeds for any repayment of debt, loan to or investment in any other corporation, partnership, enterprise or other person.

                            d.  CORPORATE  EXISTENCE.  Until  such date on which
there are no longer any amounts outstanding on the Debentures, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith.

                            e. NO  INTEGRATION.  The Company  shall not make any
offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company.

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

                            f. ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If,
at any time when the Debentures are issued and outstanding and prior to conversion of all of the Debentures, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of shares or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Buyer shall thereafter have the right to receive upon conversion of the Debentures, upon the basis and upon the terms and conditions specified therein and in lieu of the Conversion Shares immediately theretofore issuable upon conversion, such shares, securities or assets which the Buyer would have been entitled to receive in such transaction had the Debentures been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Buyer of the Debenture to the end that the provisions set forth in the Debenture (including, without limitation, provisions for adjustment of the Conversion Price and of the number of Conversion Shares issuable upon conversion of the Debentures) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.

                            g.  REGISTRATION  RIGHTS.  If at any time  after the
date hereof the Company proposes to register any of its securities with the Securities and Exchange Commission, the Company shall give notice to Buyer of such proposed registration, and, upon the written request of Buyer delivered to the Company within 20 days of such notice, the Company shall use its best efforts to effect the registration of Buyer's Warrant Shares or Conversion Shares, as requested by Buyer.

         5. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Debentures and Warrants to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                            a. The Buyer shall have executed, as applicable, the
Agreement, and delivered the same to the Company.

                            b. The Buyer shall have delivered the Purchase Price
in accordance with Section 1(b) above.

                            c. The representations and warranties of Buyer shall
be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and

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

conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

                            d.  No  litigation,   statute,   rule,   regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

         6. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE. The obligation of Buyer to purchase the Debentures and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in his sole discretion:

                            a. The Company shall have executed the Agreement and
delivered the same to Buyer, and shall within a reasonable time after the Closing Date provide to Buyer executed Debentures and Warrants, as reflected in this Agreement.

                            b. The representations and warranties of the Company
shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

         7. GOVERNING LAW; MISCELLANEOUS.

                            a. GOVERNING LAW. THIS AGREEMENT  SHALL BE ENFORCED,
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN MARYLAND WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE

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THAT A FINAL  NON-APPEALABLE  JUDGMENT IN ANY SUCH SUIT OR  PROCEEDING  SHALL BE
CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

                            b.  COUNTERPARTS;   SIGNATURES  BY  FACSIMILE.  This
Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                            c. HEADINGS.  The headings of this Agreement are for
convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

                            d. SEVERABILITY.  In the event that any provision of
this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                            e. ENTIRE AGREEMENT;  AMENDMENTS. This Agreement and
the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                            f. NOTICES.  Any notices required or permitted to be
given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be the then most current address of the party. Each party shall provide notice to the other party of any change in address.

                            g.  SUCCESSORS AND ASSIGNS.  This Agreement shall be
binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the

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Buyer shall assign this Agreement or any rights or obligations hereunder without the prior  written  consent of the other.

                            h. THIRD  PARTY  BENEFICIARIES.  This  Agreement  is
intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                            i. SURVIVAL.  The  representations and warranties of
the Company and the agreements and covenants set forth in Sections 2, 3, 4 and 7 shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all of Buyer's agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of his representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of his covenants and obligations under the Transaction Documents, including advancement of expenses as they are incurred. The Buyer agrees to indemnify and hold harmless the Company and its officers, directors, employees and agents for loss or damage arising as a result of or related to any material breach by the Buyer of any of his representations, warranties and covenants set forth in Sections 2 and 4 hereof or any of his covenants and obligations under the Transaction Documents, including advancement of expenses as they are incurred.

                            j.  FURTHER  ASSURANCES.  Each  party  shall  do and
perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.


INVESTOR:                                      CDEX, INC.



---------------------------------------        ---------------------------------
Name:                                          Name:  Malcolm H. Philips, Jr.
                                               Title: CEO

RESIDENCE:
           --------------------------
ADDRESS:

           --------------------------

           --------------------------

           --------------------------

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                                   SCHEDULE 1

                           ACCREDITED INVESTOR STATUS

         Please initial below the items which apply to your status as an Accredited Investor.

_____________                 An  individual  having  a net  worth  with  spouse
                              (excluding automobiles, principal residence and furnishings) at the time of purchase, individually or jointly, in excess of $1,000,000.

_____________                 An individual  whose  individual net income was in
                              excess of $200,000 in each of the two most recent years, or whose joint net income with his or her spouse was in excess of $300,000 in each of those years, and who reasonably expects his individual or joint net income with such investor's spouse to reach such level(s) in the current year.

_____________                 A corporation or  partnership,  not formed for the
                              specific   purpose  of  acquiring   the  Purchased
                              Shares,   having   total   assets   in  excess  of
                              $5,000,000.

_____________                 A small Business  Investment  Company  licensed by
                              the  U.S.  Small  Business   Administration  under
                              Section  301(c)  or  (d)  of  the  Small  Business
                              Investment Act of 1958.

_____________                 A self-directed  employee  benefit plan within the
                              meaning of ERISA, with investment decisions made solely by persons who are accredited investors as defined in Rule 501(a) of Regulation D.

_____________                 A trust with total assets in excess of  $5,000,000
                              not formed for the specific purpose of acquiring the Purchased Shares, whose purchase is directed by a sophisticated person (i.e., a person who has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the Purchased Shares).

_____________                 An entity in which all of the  equity  owners  are
                              accredited investors.

Exhibit A to Securities Purchase Agreement

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

                              CONVERTIBLE DEBENTURE

Rockville, Maryland                                              Debenture No.__
_______________, 2004                                            $_______.00

                  FOR VALUE RECEIVED, CDEX, INC., a Nevada corporation (hereinafter called the "BORROWER"), hereby promises to pay to the order of ______________________________, having a principal residence at
______________________________________________   (the   "HOLDER")   the  sum  of
____________________  Dollars ($_______.00),  on ________,  2007, (the "MATURITY
DATE"), and to pay interest on the unpaid principal balance hereof at the rate of ten percent (10%) per annum (the "Initial Interest Rate") from the date hereof (the "ISSUE DATE") until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Any amount of principal or interest on this Debenture which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid ("DEFAULT INTEREST"). Interest shall commence accruing on the Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable, at the Maturity Date, or at the time of conversion of the principal to which such interest relates in accordance with Article I below. All payments due hereunder (to the extent not converted into common stock, par value $0.005 per share, of the Borrower (the "COMMON STOCK") in accordance with the terms hereof) shall be made in lawful money of the United States of America or, at the option of the Holder, in whole or in part, in shares of Common Stock of the Borrower valued at the then applicable Conversion Price (as defined herein). All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Debenture, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. This Debenture may be issued in conjunction with other debentures with the same terms to the Holder or to other holders thereof (such other debentures being referred to collectively herewith as the "Debentures" and such holders, collectively with the Holder, as the "Holders"). Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain

Securities Purchase Agreement, dated March ___, 2004, pursuant to which this Debenture was originally issued (the "PURCHASE AGREEMENT").

         The following terms shall apply to this Debenture:

                          ARTICLE I. CONVERSION RIGHTS

         1.1 CONVERSION RIGHT.

             (a) CONVERSION. Subject to Section 1.1(b), the Holder shall have the right at any time, and from time to time, on or prior to the six month anniversary hereof (the "Conversion Deadline") in respect of the remaining outstanding principal amount and accrued and unpaid interest thereon of this Debenture, to convert all or any part of the outstanding and unpaid principal amount of this Debenture into fully paid and non-assessable shares of Common Stock (the "Conversion Shares"), as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined below) determined as provided herein (a "CONVERSION"). The number of Conversion Shares to be issued upon each conversion of this Debenture shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price in effect on the date that the notice of conversion, in the form attached hereto as Exhibit A (the "NOTICE OF CONVERSION"), is delivered to the Borrower by the Holder in accordance with Section 1.4 below. (the "CONVERSION DATE"). The term "CONVERSION AMOUNT" means, with respect to any conversion of this Debenture, the sum of (1) the principal amount of this Debenture to be converted in such conversion PLUS (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Debenture to the Conversion Date PLUS (3) Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) PLUS (4) at the Holder's option, any amounts owed to the Holder pursuant to this Debenture (including, without limitation Section 1.6 hereof).

             (b) PREPAYMENT IN LIEU OF CONVERSION. Notwithstanding anything to the contrary contained in Section 1.1(a), at Borrower's option at any time, upon ten days prior written notice, the Borrower shall have the right to prepay the entire principal amount of the Debenture (the "Prepayment Option"). Unless the Holder shall have previously converted the entire principal amount of this Debenture, then on the 11th day following such notice, the Borrower shall make payment to the Holder, of an amount in cash equal to the sum of (w) the principal amount of the Debenture outstanding on such day plus (x) accrued and unpaid interest on such unpaid principal amount plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) any other amounts owed to the Holder pursuant to this Debenture.

         1.2 CONVERSION PRICE.

             (a) CALCULATION OF CONVERSION PRICE. The initial Conversion Price shall be $0.75 per share (THE "CONVERSION PRICE"). The Conversion Price shall be subject, in each case, to equitable adjustments for stock splits, reverse stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower's securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events.

             (b) DEFICIENCY UPON CONVERSION. Upon Conversion, in the event of any deficiency of any amounts due Holder hereunder, Borrower agrees to pay Holder, at Holder's option any such deficiency in either cash or additional shares of Common Stock. If the Holder elects to be paid such deficiency in Common Stock, such Common Stock shall be valued at the Conversion Price, then in effect.

         1.3 AUTHORIZED SHARES. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Debenture and the other Debentures issued pursuant to the Purchase Agreement. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Debentures shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Debentures. The Borrower agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Debenture.

         If, at any time a Holder of this Debenture submits a Notice of Conversion, and the Borrower does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article I (a "CONVERSION DEFAULT"), subject to Section 4.8, the Borrower shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion. The portion of this Debenture which the Holder included in his Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock (the "EXCESS AMOUNT") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder's option at any time after) the date additional shares of Common Stock are authorized by the Borrower to permit such conversion. The Borrower shall use its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Borrower or that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default. The Borrower shall send notice to the Holder of the authorization of additional shares of Common Stock, and the Authorization Date.

         1.4 METHOD OF CONVERSION.

             (a) MECHANICS OF CONVERSION. Subject to Section 1.1, this Debenture may be converted by the Holder in whole or in part at any time from time to time after the Issue Date and prior to the Conversion Deadline, by (A) submitting to the Borrower a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 5:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Debenture at the principal office of the Borrower.

             (b) SURRENDER OF DEBENTURE UPON CONVERSION. Notwithstanding anything to the contrary set forth herein, upon conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Borrower unless the entire unpaid principal amount of this Debenture is so converted. The Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Debenture upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Debenture is converted as aforesaid, the Holder may not transfer this Debenture unless the Holder first physically surrenders this Debenture to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Debenture of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Debenture.

THE HOLDER AND ANY ASSIGNEE, BY ACCEPTANCE OF THIS DEBENTURE, ACKNOWLEDGE AND AGREE THAT, BY REASON OF THE PROVISIONS OF THIS PARAGRAPH, FOLLOWING CONVERSION OF A PORTION OF THIS DEBENTURE, THE UNPAID AND UNCONVERTED PRINCIPAL AMOUNT OF THE DEBT REPRESENTED BY THIS DEBENTURE MAY BE LESS THAN THE AMOUNT STATED ON THE FACE HEREOF.

             (c) PAYMENT OF TAXES.The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Debenture in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

             (d) DELIVERY OF COMMON STOCK UPON CONVERSION. Upon receipt by the Borrower from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion as soon as practicable after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Debenture) in accordance with the terms hereof and the Purchase.

             (e) OBLIGATION OF BORROWER TO DELIVER COMMON STOCK. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the Holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Debenture shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Debenture being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. The Conversion Date with respect to a Notice of Conversion shall be the date on which the Notice of Conversion is given so long as the Notice of Conversion is received by the Borrower before 5:00 p.m., New York, New York time, on such date; or if received after 5:00 p.m. New York, New York time the Conversion Date shall be the following date.

         1.5 CONCERNING THE SHARES. The shares of Common Stock issuable upon conversion of this Debenture may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or
(ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("RULE 144") or (iv) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Debenture have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Debenture that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE
     SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR

     OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

         The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefor free of any transfer legend if
(i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, including the provisions of Rule 144 and the shares are so sold or transferred, or (ii) in the case of the Common Stock issuable upon conversion of this Debenture, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

         1.6 EFFECT OF CERTAIN EVENTS.

             (a) EFFECT OF MERGER, CONSOLIDATION, ETC. Except as otherwise previously publicly disclosed, at the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in Article III) or (ii) be treated pursuant to Section 1.6(b) hereof. "PERSON" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

             (b) ADJUSTMENT DUE TO MERGER,  CONSOLIDATION,  ETC. If, at any time when this Debenture is issued and outstanding and prior to conversion of all of the Debentures, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Debenture shall thereafter have the right to receive upon conversion of this Debenture, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Debenture been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debenture to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not effect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Debenture) and
(b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.


         1.7 STATUS AS STOCKHOLDER. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Debenture.

                     ARTICLE II. SALE OF ASSETS BY BORROWER

         So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the prior written consent of the Holders of a majority of the then outstanding balance of principal and interest on the Debentures, sell, lease or otherwise dispose of any portion of its assets, in any transaction or series of transactions, having a value in excess of 50% of the fair market value of its consolidated assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.


                         ARTICLE III. EVENTS OF DEFAULT

         If any of the following events of default (each, an "EVENT OF DEFAULT") shall occur:

         3.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower fails to pay the principal hereof or interest thereon when due on this Debenture, whether at maturity upon acceleration or otherwise.

         3.2 CONVERSION AND THE SHARES. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture (unless such failure is solely as a result of the circumstances governed by Section 1.3 and the Borrower is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer or cause its transfer agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Debenture as and when required by this Debenture, and any such failure shall continue uncured for fifteen (15) business days after the Borrower shall have been notified thereof in writing by the Holder.

         3.3 BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in the Purchase Agreement shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Debenture, the Purchase Agreement or any of the other Transaction Documents.


                            ARTICLE IV. MISCELLANEOUS

         4.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.

         4.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be 1700 Rockville Pike, Suite 400, Rockville, Maryland 20852. Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

         4.3 AMENDMENTS. This Debenture and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Debenture" and all references thereto, as used throughout this instrument, shall mean this instrument (and the other Debentures issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

         4.4 ASSIGNABILITY. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and his successors and assigns. Each transferee of this Debenture must be an "accredited investor" (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Debenture to the contrary, this

Debenture may be pledged as collateral in connection with a BONA FIDE margin account or other lending arrangement.

         4.5 COST OF COLLECTION. If default is made in the payment of this Debenture, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

         4.6 GOVERNING LAW. THIS DEBENTURE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN MARYLAND, WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS DEBENTURE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS DEBENTURE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

         4.7 CERTAIN AMOUNTS. Whenever pursuant to this Debenture the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Debenture at a price in excess of the price paid for such shares pursuant to this Debenture. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common Stock.

         4.8 ALLOCATIONS OF MAXIMUM SHARE AMOUNT AND RESERVED AMOUNT. The Maximum Share Amount and Reserved Amount shall be allocated pro rata among the Holders of Debentures based on the principal amount of such Debentures issued to each Holder. Each increase to the Maximum Share Amount and Reserved Amount shall be allocated pro rata among the Holders of Debentures based on the principal amount of such Debentures held by each Holder at the time of the increase in the Maximum Share Amount or Reserved Amount. In the event a Holder shall sell or otherwise transfer any of such Holder's Debentures, each transferee shall be allocated a pro rata portion of such transferor's Maximum Share Amount and Reserved Amount. Any portion of the Maximum Share Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be allocated to the remaining Holders of Debentures, pro rata based on the principal amount of such Debentures then held by such Holders.

         4.9 DAMAGES SHARES. The shares of Common Stock that may be issuable to the Holder pursuant to any penalty or adjustment provisions contained in this Debenture (including, without limitation Section 1.6 hereof) ("DAMAGES SHARES") shall be treated as Common Stock issuable upon conversion of this Debenture for all purposes hereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of Common Stock issuable hereunder.

         4.10 DENOMINATIONS. At the request of the Holder, upon surrender of this Debenture, the Borrower shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations as the Holder shall request.

         4.11 PURCHASE AGREEMENT. By its acceptance of this Debenture, each Holder agrees to be bound by the applicable terms of the Purchase Agreement.

         4.12 NOTICE OF CORPORATE EVENTS. Except as otherwise provided below, the Holder of this Debenture shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Debenture into Common Stock. Notwithstanding the foregoing sentence, the Borrower shall provide the Holder with notice of any meeting of Borrower's shareholders or directors at which any matter is to be voted upon which requires the consent of the Holders of the Debentures.

         4.13 REMEDIES. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Debenture, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Debenture and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

         4.14 TERMINATION OF CERTAIN PROVISIONS. Upon the Maturity Date (assuming repayment on such date of 100% of the Debentures) or conversion of 100% of the Debentures, which ever is earlier, the provisions of Sections 2.1 and 2.2 shall thereafter be of no further force and effect.


         IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer this ___ day of ________________, 2004.


                                             CDEX, INC.



                                             By: ______________________________
                                                 Malcolm H. Philips, Jr.
                                                 Chief Executive Officer

EXHIBIT A

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                       in order to Convert the Debentures)

         The undersigned hereby irrevocably elects to convert $________principal amount of the Debenture (defined below) into shares of common stock, par value $0.005 per share ("COMMON STOCK"), of CDEX, Inc., a Nevada corporation (the "CORPORATION") according to the conditions of the convertible debentures of the Corporation dated as of _______________, 2004 (the "Debentures"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Debenture is attached hereto (or evidence of loss, theft or destruction thereof).

         The undersigned hereby requests that the Corporation issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:
     -----------------------------------------------------
Address:
        --------------------------------------------------

         The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Debentures shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

       Date of Conversion:_______________________________
       Applicable Conversion Price:______________________
       Number of Shares of Common Stock to be Issued:____
       Pursuant to Conversion of the Debentures:_________
       Signature:________________________________________
             Name:_______________________________________
Address:_____________________________________

EXHIBIT B TO SECURITIES PURCHASE AGREEMENT

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS.

                          COMMON STOCK PURCHASE WARRANT

              To Purchase ______________ Shares of Common Stock of

                                   CDEX, INC.

                  THIS CERTIFIES that, for value received, _____________________________ the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to the close of business twelve (12) months from the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from CDEX, Inc., a Nevada corporation (the "Company"), ______________ shares of Common Stock, par value $0.005, of the Company (the "Common Stock" or "Warrant Shares"). The purchase price of each share of Common Stock upon the exercise of this Warrant shall be $0.75 (the "Exercise Price"). The Exercise Price and the number of shares of Common Stock for which this Warrant is exercisable shall be subject to adjustment as provided herein.

                  1. TITLE TO WARRANT. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with a properly endorsed and/or duly executed Assignment Form, a copy of which is annexed hereto.

                  2. AUTHORIZATION OF SHARES OF COMMON STOCK. The Company covenants that all securities which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

                  3. EXERCISE OF WARRANT. Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial

Exercise Date, and before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price for the shares of Common Stock thereby purchased by wire transfer or cashier's check drawn on a United States bank, the Holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for the securities representing the shares of Common Stock purchased hereunder shall be delivered to the Holder hereof as soon as practicable after the date on which this Warrant shall have been duly exercised. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such securities for all purposes, as of the date this Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 4 hereof, prior to the issuance of such securities.

                  4. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock and/or the securities representing the shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof, and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                  5. CLOSING OF BOOKS. The Company will not close its books or records in any manner which prevents the timely exercise of this Warrant.

                  6. TRANSFER, DIVISION AND COMBINATION.

                  (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

                  (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or his agent or attorney. Subject to compliance with Section 6(a) hereof, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 6.

                  (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

                  7. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the Exercise Price, the shares of Common Stock so purchased shall be deemed to be issued to such Holder as the record owner of such securities as of the close of business on the later of the date of such surrender or payment.

                  8. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any certificate relating to the shares of Common Stock and in case of loss, theft or destruction, of indemnity or security satisfactory to it, and upon surrender and cancellation of such Warrant or certificate, if mutilated, the Company will make and deliver a new Warrant or certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or certificate.

                  9. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised until 5:00 P.M. New York Time on the next succeeding day not a Saturday, Sunday or legal holiday.

                  10. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES, SHARE SPLITS, ETC. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 10. In the event that the Company shall (i) pay a dividend in its capital securities or make a distribution of its capital securities to holders of its outstanding capital securities; (ii) subdivide its outstanding capital securities into a greater number of its capital securities; (iii) combine its outstanding capital securities into a smaller number of its capital securities; or (iv) issue any capital securities in a reclassification of its capital securities, then the number of securities purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of capital securities or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of capital securities or other securities of the Company which are purchasable hereunder, the Holder of this Warrant shall thereafter be entitled to purchase the number of capital securities or other securities resulting from such adjustment at an Exercise Price per share of Common Stock or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of capital securities or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  11. REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR
DISPOSITION OF ASSETS. In case the Company shall reorganize its capital securities, reclassify its securities, consolidate or merge with or into another company (where the Company is not the surviving company or where there is a change in or distribution with respect to the shares of Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another company and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, capital securities of the successor or acquiring company, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring company ("Other Property"), are to be received by or distributed to the holders of securities of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock or other securities of the successor or acquiring company or of the Company, if it is the surviving company, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring company (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of the shares of Common Stock and/or other securities for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 11. For purposes of this Section 11, "securities of the successor or acquiring company" shall include securities of such company of any class which is not preferred as to dividends or assets over any other class of securities of such company and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such securities.

                  12. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

                  13. NOTICE OF ADJUSTMENT. Whenever the number of shares of Common Stock or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder of this Warrant notice of such adjustment or adjustments setting forth the number of shares of Common Stock (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such shares of Common Stock (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

                  14. AUTHORIZED SECURITIES. The Company covenants that during the period this Warrant is outstanding, it will use its best efforts to reserve from its authorized and unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the issuance of the shares of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing certificates to execute and issue the necessary certificates for the shares of Common Stock upon the exercise of the purchase rights under this Warrant.

                  15. MISCELLANEOUS.

                  (a) JURISDICTION. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Maryland, without regard to its conflict of law, principles or rules, and be subject to arbitration in the State of Maryland pursuant to the rules of the American Arbitration Association.

                  (b) RESTRICTIONS. The Holder hereof acknowledges that the securities acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

                  (c) NON-WAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully fails to comply with any provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                  (d) NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof by the Company shall be delivered to the last address of the Holder appearing on the books of the Company.

                  (e) LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by Holder to purchase securities, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any securities or as a holder of securities or shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  (f) REMEDIES. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.

                  (g) SUCCESSORS AND ASSIGNS. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or any other holder of the securities underlying the Warrant.

                  (h) AMENDMENT. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

                  (i) SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

                  (j) HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: March ____, 2004
                                        CDEX, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                               NOTICE OF EXERCISE



To:      CDEX, INC.


         k. The undersigned hereby elects to purchase ________ shares of Common Stock of CDEX, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

         l. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                           -------------------------------
                           (Name)

                           -------------------------------
                           (Address)

                           -------------------------------




Dated:


                                                  ------------------------------
                                                  Signature

                                 ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)


         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is
-----------------------------------------------

------------------------------------------------------------------.

------------------------------------------------------------------

                                             Dated:                ,
                                                     --------------  -------

                           Holder's Signature:
                                               ---------------------------------
                           Holder's Address:
                                               ---------------------------------

                                               ---------------------------------



Signature Guaranteed:
                      --------------------------------------------



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of the Company and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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